Exhibit 99.1

CONSENT OF WELLS FARGO SECURITIES, LLC

Targa Resources Corp.

1000 Louisiana St., Suite 4300

Houston, TX 77002

Attention: Board of Directors

RE:	Joint Proxy Statement of Targa Resources Corp. (“TRC”) and Atlas Energy, L.P. (“ATLS”) / Prospectus of TRC (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of TRC (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 12, 2014, to the Board of Directors of TRC as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of the TRC Board’s Financial Advisor,” “THE TRANSACTIONS—Background of the Atlas Mergers,” “THE TRANSACTIONS— Recommendation to the TRC Stockholders and the TRC Board’s Reasons for the ATLS Merger,” and “THE TRANSACTIONS— Opinion of the TRC Board’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 23, 2014

/s/ WELLS FARGO SECURITIES, LLC